Exhibit 99.(d)(2)(vii)

THE UBS FUNDS, ON BEHALF OF ITS SERIES,
UBS international sustainable equity fund
INVESTMENT ADVISORY AGREEMENT
AMENDMENT NUMBER six

THIS AMENDMENT is made as of the 28th day of October 2026, by and between The UBS Funds, a Delaware statutory trust (the “Trust”), and UBS Asset Management (Americas) LLC, a Delaware limited liability company (the “Advisor”).

WHEREAS, the Trust and the Advisor have previously entered into an Investment Advisory Agreement, dated April 25, 1995, as amended or restated through the date hereof (the “Advisory Agreement”), pursuant to which the Advisor agreed to manage the investment and reinvestment of assets of the UBS International Sustainable Aware Equity Fund (formerly, UBS International Sustainable Equity Fund) (the “Fund”); and

WHEREAS, the Fund has changed its name from “UBS International Sustainable Equity Fund” to “UBS International Sustainable Aware Equity Fund” and the Trust, on behalf of the Fund, and the Advisor desire to amend the Advisory Agreement to reflect the new name of the Fund;

NOW, THEREFORE, in consideration of the terms and conditions hereinafter set forth, it is agreed as follows:

1.            The name of UBS International Sustainable Equity Fund, and all references in the Advisory Agreement to UBS International Sustainable Equity Fund, shall be changed to UBS International Sustainable Aware Equity Fund.

2.            The effective date of the Amendment shall be October 28, 2026.

3.            The parties hereby further agree that no other provisions of the Advisory Agreement are in any way modified by this Amendment, and that all other provisions of the Advisory Agreement remain in full force and effect.

IN WITNESS WHEREOF, the parties hereby have caused this Amendment to be executed as of the 28th day of October 2026.

THE UBS FUNDS		THE UBS FUNDS

By:	/s/ Mark E Carver	By:	/s/ Nicole Lin
Name:	Mark E Carver	Name:	Nicole Lin
Title:	President	Title:	Assistant Treasurer

UBS ASSET MANAGEMENT (AMERICAS) LLC		UBS ASSET MANAGEMENT (AMERICAS) LLC

By:	/s/ Eric Sanders	By:	/s/ Keith A. Weller
Name:	Eric Sanders	Name:	Keith A. Weller
Title:	Director and Associate General Counsel	Title:	Executive Director and Deputy General Counsel

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